                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       ACT Teleconferencing, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                           ACT Teleconferencing, Inc.
                         1658 Cole Boulevard, Suite 130
                             Golden, Colorado 80401

         -------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
         -------------------------------------------------------------



Dear Shareholders:

The annual meeting of shareholders of ACT Teleconferencing, Inc. will be held at our offices located at 1658 Cole Boulevard, Suite 130, Golden, Colorado 80401, on Thursday, June 28, 2001, at 4:00 p.m., local time, for the following purposes:

1. To elect two directors of the company to serve until the 2004 annual meeting of shareholders or until their respective successor is elected and qualified;

2.   To approve the amendment to the Stock Option Plan of 2000;

3.   To approve the amendment to the 1998 Employee Stock Purchase Plan;

4. To ratify the appointment of Ernst & Young LLP as our independent accountants for the fiscal year ending December 31, 2001; and

5. To transact any other business as may properly come before the annual meeting and any adjournment or postponement of the annual meeting.

Your board of directors recommends that you vote in favor of the proposed directors described in the proxy statement, for the amendment to the Stock Option Plan of 2000, for the amendment to the 1998 Employee Stock Purchase Plan, and for the ratification of the appointment of Ernst & Young LLP as our independent accountants. At the meeting, we will also report on our 2000 business results and other matters of interest to shareholders.

To ensure your representation at the annual meeting, you are urged to vote as soon as possible according to the instructions on your proxy card, by Internet, telephone, or by completing, signing, dating, and returning the enclosed proxy card in the enclosed postage-prepaid envelope. Your shares will be voted in accordance with your instructions. You may, of course, attend the annual meeting and vote in person even if you have previously returned your proxy card.

The approximate date of mailing this notice of annual meeting of shareholders and accompanying proxy statement is May 8, 2001.

                         By Order of the Board of Directors


          /s/ Gerald D. Van Eeckhout
          Chairman of the Board and Chief Executive
          Officer


April 26, 2001

                           ACT Teleconferencing, Inc.
                          1658 Cole Boulevard Suite 130
                             Golden, Colorado 80401

                         Annual Meeting of Stockholders
                                 Proxy Statement

Annual Meeting                        June 28, 2001
                                       4:00 p.m., MDT

Location                              ACT Corporate Office 1658 Cole Boulevard,
                                      Suite 130 Golden, CO 80401

Record Date                           5:00 p.m., EDT, April 30, 2001. If you
                                      were a stockholder at that time, you may vote at the meeting. Each share of Common
                                      Stock is entitled to one vote.

                                      On April 30, 2001, 6,078,067 shares of
                                      our Common Stock were outstanding.

Agenda                                1. Elect two directors.
                                      2. Approve the amendment to the 2000 Stock
                                      Option Plan
                                      3. Approve the amendment to the 1998
                                      Employee Stock Purchase Plan
                                      4. Ratify the selection of Ernst & Young
                                      LLP as our independent auditors for 2001.
                                      5. Any other proper business.

Proxies Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies "for" the Board of Directors' nominees and "for" agenda items 2, 3 and 4. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the Board of Directors or proxy holders will vote for a person whom they believe will carry on our present policies. A quorum for the annual meeting is a majority of the outstanding shares of Common Stock, whether in person or by proxy, at the annual meeting.

Proxies Solicited By                  The Board of Directors

First Mailing Date                    We anticipate first mailing this proxy
                                      statement on May 8, 2001.

Revoking Your Proxy                   You may revoke your proxy before it is
                                      voted at the meeting. To revoke your
                                      proxy, notify the Secretary of the Company in writing.

Solicitation Costs                    We will pay the costs of soliciting
                                      proxies from stockholders.

Shareholders' Proposals               Shareholder' proposals intended to be
                                      presented at the 2002 annual Meeting must be received by the Company no later than February 28, 2002, for inclusion in the Company's proxy statement and form of proxy for that meeting.


                      PLEASE VOTE. YOUR VOTE IS IMPORTANT.

The following table sets forth information known to us as of March 31, 2001 regarding beneficial ownership of 5% or more of our outstanding Common Stock. Under the rules of the Securities and Exchange Commission, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable under stock options that are exercisable within 60 days following March 31, 2001. Shares issuable from stock options are deemed outstanding for computing the percentage of the person holding the options but are not outstanding for computing the percentage of any other person. Unless otherwise noted, shares are under the sole voting and investment power of the indicated person.

                                                                             Amount and Nature of Beneficial
                                                                                        Ownership
                                                                          --------------------------------------
           Name of Beneficial Owner                Relationship with          Currently          Acquirable        Percent of
                                                         ACT                    Owned          Within 60 days        Class
------------------------------------------------------------------------------------------------------------------------------

Gerald D. and Carolyn R. Van Eeckhout (1)       Officers and Directors         611,000             200,000             13.3%
David Holden (5) (6)                            Employee                       360,000              56,275              6.8
Nikos Moschos (2)                               Shareholder                    466,236                                  7.7
Katerina Scordou (3)                            Shareholder                    307,440                                  5.0
Katerina Kopsida (4)                            Shareholder                    358,100                                  6.0
Austin W. Marxe (7)                             Shareholder                    400,000                                  6.6
All directors and executive officers as a
group (7 people)                                                               890,190             499,311             22.8

(1) 1658 Cole Boulevard, Suite 130, Golden, Colorado 80401.
(2) Agiou Konstaninou 41, 2nd Floor, Marousi, Athens 15124, Greece; 293,940 of these shares are held by Mr. Moschos and Katerina Scordou (his spouse) and 172,296 shares are held by Euro-American Securities SA, a company he controls.
(3) Agiou Konstaninou 41, 2nd Floor, Marousi, Athens 15124, Greece; held with Nikos Moschos (her spouse).
(4) 9, Leonidiou Street, Nea Kiffisia, Athens 14562, Greece.
(5) 7 Pilgrim Street, London, England EC4V 6LB
(6) On January 17, 2001, the Company acquired the remaining 40% minority interest in ACT Teleconferencing Limited, based in the United Kingdom, from David Holden for 360,000 shares of the Company's common stock valued at $2,305,000, notes payable of $6,111,000, and cash of $834,000 for a total of approximately $9,250,000.
(7) 153 East 53rd St., 55th Floor, New York, NY 10022

                        PROPOSAL 1: ELECTION OF DIRECTORS

Our articles of incorporation, and their amendments, set the maximum number of directors at nine with our board determining the exact number from time to time within a limitation of nine. Each class is elected for a term expiring at the annual meeting of shareholders in the third year after election. Our board has established the size of the board at six members, three classes of two members each. Currently there are five members and one vacancy.

Our Personnel and Compensation Committee will consider nominees to the Board of Directors that our shareholders recommend. A shareholder desiring to submit a recommendation should send it to us in a letter addressed to the chair of the Personnel and Compensation Committee, currently James F. Seifert.

                                                                            First        Shares of Common      Percentage of
                                                                            Became      Stock Beneficially        Common
                 Name and Principal Occupation                                A            Owned as of            Stock
                       or Employment (2)                           Age     Director     March 31, 2001 (3)      Outstanding
-----------------------------------------------------------------------------------------------------------------------------
Nominees for Term Ending in 2004

Gerald D. Van Eeckhout                                             60        1989                  811,000            13.3%
Chairman and Chief Executive Officer of the Company (1)

Ronald J. Bach                                                     67        1992                   91,500             1.5%
Certified Public Accountant, Partner Deloitte & Touche -
 Retired 1991

Continuing Directors Whose Terms End in 2002

Carolyn R. Van Eeckhout                                            63        1991                       (1)           (1)
Vice President of Human Resources of the Company (1)

Donald L. Sturtevant                                               63        1996                   44,000            (4)
Chief Operating Officer and Director St. Croix Medical, Inc.

Continuing Directors Whose Terms End in 2003

James F. Seifert                                                   72        1991                  277,232             4.6%
Chairman and Chief Executive Officer James F. Seifert &
 Sons LLC.

(1) Gerald D. Van Eeckhout and Carolyn R. Van Eeckhout are husband and wife. Shares are jointly reported under Gerald D. Van Eeckhout.
(2) There has been no change in principal occupation or employment during the past five years.
(3) Except as disclosed in note (1), above, in no case was voting or investment power shared with others.
(4)  Less than 1%.

Directors and Executive Officers

Gerald D. Van Eeckhout, one of our founders, has been chairman of our board of directors and chief executive officer since our formation in 1989. He has served as a director and chairman since 1989, and his current term as a director ends in 2001. From 1982 to 1989, Mr. Van Eeckhout was president, chief executive officer, and a director of ConferTech International, Inc., a teleconferencing services and manufacturing company, which was subsequently sold to Global Crossing. Before 1982 he served seven years as chief financial and administrative officer of Medtronic, Inc., five years as chief financial and planning officer at Pillsbury International Division, and eight years as a certified public accountant with Touche Ross & Co., based in Minneapolis, Minnesota. He received a bachelor of science degree from the University of North Dakota in 1962, and completed the Stanford Executive Program in 1976. He has also been a national director of the American Electronic Association and President of the University of North Dakota Foundation.

Gavin J. Thomson, vice chairman and chief financial and planning officer, secretary, and treasurer, joined us in February 1997. From 1994 to 1996, Mr. Thomson served as managing director of TEK Corporation, a consumer electronics company based in Johannesburg, South Africa. Before holding that position he was the chief financial officer of TEK Electronics, then one of the largest consumer appliance companies in South Africa, for a period of four years. He is a chartered accountant (South Africa) and received his bachelor's and post-graduate degrees in accounting from Natal University, South Africa; earned his master's degree in business administration from the University of Denver; and completed the Stanford Business School Advanced Management College.

Gene Warren, our regional managing director of North America operations since 1997, joined us in August 1996. Mr. Warren came to us with over 20 years of executive and technical experience in telecommunications. From 1993 to 1996, Mr. Warren served as senior vice president of business development, operations, and technology at Global Access, a teleconferencing services company Genesys Group later acquired. Before his employment by Global Access, he served as director of technical services for ConferTech International and senior director of technical support for MCI. Mr. Warren received a bachelor of science degree in physics and mathematics from Clark Atlanta University in 1975. He also holds a master's degree in business administration from Regis University.

Carolyn R. Van Eeckhout, one of our founders, serves as vice president of human resources for ACT Teleconferencing, Inc. She has been one of our directors since 1991 and she has been employed with us since our inception. From 1985 to 1989, she was a self-employed consultant to various health professionals and the Denver Public Schools. She received her bachelor's degree in education from Pennsylvania State University.

James F. Seifert, one of our directors since 1991, has been chairman and chief executive officer of James F. Seifert & Sons LLC since 1993. Mr. Seifert was previously chairman and chief executive officer of Grafton Group, Inc., doing business as Seifert's, a women's apparel chain that operated up to 234 stores. Mr. Seifert received his bachelor of science degree in commerce from the University of North Dakota in 1950. He is a former president of the University of North Dakota Foundation.

Ronald J. Bach, a director since 1992, is a certified public accountant who was employed continuously by the firm of Deloitte and Touche from 1955 until his retirement in 1991 at which time he was partner in charge of its Bloomington, Minnesota office. He holds a bachelors degree in business administration from the University of Minnesota, and serves as a director of a number of privately held companies in which he has an ownership interest.

Donald L. Sturtevant was elected as one of our directors in 1996. His current term as a director ends in 2002. Since 1996, he has been the chief operating officer and a director of St. Croix Medical, Inc., a medical implantable hearing systems company. He was president and chief executive officer of MediVators, Inc. from 1991 through 1996. Previously, he held the positions of CEO and chairman of the board of BallistiVet, Inc., from 1988 through 1990. From 1985 through 1987 Mr. Sturtevant was vice president of Alpha Business Group, Inc., a medical venture management group which he co-founded. From 1972 to 1985 Mr. Sturtevant held various positions at Medtronic, Inc., including vice president and general manager of the instrument division. Mr. Sturtevant received a bachelor of science degree in business administration from the University of Minnesota in 1966 and is a 1975 graduate of Northwestern University's International Management Program in Bergenstock, Switzerland.

             THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THESE NOMINEES

Directors' fees

We have adopted a compensation plan for our three independent directors which provides for payment of directors' fees in the form of stock options or stock grants. Under this plan, we granted stock options for a total of 15,000 shares, or 5,000 stock options for each of our three independent directors, at exercise prices of $5.00, $9.00, $5.25, $8.00, and $5.00 per share in 1997, 1998, 1999,
2000, and 2001 respectively. All options vest one year from the date of grant and expire ten years from the date of grant. In 2000, we made stock grants of 500 shares to each of our independent directors at a grant price of $8.00 per share. In April 2001, we approved a grant of 3,000 common shares at a grant price of $5.00 to each of our independent directors for services rendered during 2001.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors met eight times during the last fiscal year. The Board of Directors has an Audit Committee and a Personnel and Compensation Committee, each composed of three independent board members. The Personnel and Compensation Committee is the nominating committee. No director attended less than 75% of the board of director meetings or less than 75% of committee meetings on which the director served.

The Personnel and Compensation Committee met twice during the last fiscal year. The purpose of the committee is to establish and execute compensation policy and programs for ACT Teleconferencing, Inc. executives and employees. It also determines the allocation of amounts to be paid under the Company's incentive compensation plan and options to be granted under the Company's stock option plan.

The Audit Committee is composed of independent directors as defined in Rule 4200(a)(15) of the National Association of Securities Dealers Listing Standards and is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A.

Report of the Audit Committee

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls of the Company. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with Management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under Statement on Auditing Standards Number 61. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including matters in the written disclosures required by the Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees, and considered the compatibility of non-audit services with the auditors' independence.

The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality, not just the acceptability, of the Company's financial reporting. The Committee held four meetings during fiscal year 2000.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

Ronald J. Bach, Chair
James F. Seifert, Member
Donald L. Sturtevant, Member

April 26, 2001

Executive Compensation


                                             Annual Compensation       Long-term Compensation
                                           ------------------------- ---------------------------
                                                                               Awards
                                                                     ---------------------------
                                                                       Securities underlying         All Other
             Name                 Year       Salary        Bonus            options (1)             Compensation
--------------------------------------------------------------------------------------------------------------------

Gerald D. Van Eeckhout            2000       200,000       59,778                                     22,454 (3) (4)
                                  1999       160,000       36,320                                     18,771 (3) (4)
                                  1998       120,000       87,752              50,000 (5)             18,771 (3) (4)
Gavin J. Thomson                  2000       160,000       59,778                                      6,112 (4)
                                  1999       140,000        5,091              10,100 (2) (6)          4,800 (4)
                                  1998       120,000        3,616                                      4,800 (4)
Gene Warren                       2000       200,000       59,063                                      7,608 (4)
                                  1999       145,000      100,982              20,100 (2) (6)          6,418 (4)
                                  1998       120,000       43,342
David Holden (9)                  2000       122,000       63,320                                      7,225 (4)
                                  1999       112,000       27,600                 100 (2)             17,280 (4)
                                  1998       106,000       20,343              10,500 (7)
Thierry Bignet                    2000       127,000       53,430                                      5,100 (4)
                                  1999       140,000       30,599               5,100 (2) (6)          6,000 (4)
                                  1998       120,000        4,898              50,000 (8)              6,000 (4)

(1) All options are for the purchase of Common Stock.
(2) 100 options granted on December 1, 1999, at an exercise price of $7.00 per share. These options expire December 1, 2009 and vest at 25% per year. (3) Includes an annual disability insurance premium payment of $1,971 per year and a split dollar life insurance policy premium of $12,000 per year.
(4) Includes car allowances.
(5) 50,000 options granted on December 22, 1998 at an exercise price of $6.05 per share and vesting at 50% per year. (6) On June 10, 1999, Thomson received a grant of 10,000 options; Bignet received a grant of 5,000 options; and Warren received a grant of 20,000 options, all at an exercise price of $4.25 per share. These options are only valid if our closing bid price is $20 or more for a minimum of ten days before June 10, 2002 and they will vest immediately in this circumstance.
(7) 10,500 options granted on July 1, 1998, at an exercise price of $9.00 per share. These options vest at 25% per year.
(8) 50,000 options granted on December 30, 1997, at an exercise price of $6.00 per share. These options vest at 25% per year.
(9) David Holden, a resident of Belgium, is our Regional Managing Director of Europe.
(10) Thierry Bignet, a resident of France, is our Director of Global Business Development.

Stock option grants

There were no options granted during 2000 to the named executives and no awards were made to such executives under any long-term incentive plan ("LTIP").

The following table summarizes options exercised during 2000 and presents the value of unexercised options held by the named executives at fiscal year-end at a December 29, 2000 (last trading day of the year) share price of $7.13 per share:

                                                            Number of Securities underlying         Value of Unexercised
                                                                unexercised options at             In-the-Money options at
                                                                   December 31, 2000                  December 31, 2000
                                                           ---------------------------------------------------------------------
                                   Shares
                                  Acquired
                                     on         Value
            Name                  Exercise     Realized      Exercisable     Unexercisable      Exercisable     Unexercisable
--------------------------------------------------------------------------------------------------------------------------------

Gerald D. Van Eeckhout                  -    $          -       200,000                -         $ 668,000     $          -
Gavin J. Thomson                    2,400       29,551           73,625           32,075           206,728           91,384
Gene Warren                         5,000       62,815           87,525           27,575           272,191           63,447
David Holden                            -            -           53,650            6,450           189,425            1,275
Thierry Bignet                          -            -           38,775           16,325            45,784           24,853

Personnel and Compensation Committee Report

ACT Teleconferencing, Inc.'s overall compensation philosophy is as follows:

 .    Attract and retain quality talent, which is critical to both the short-term and long-term success of this Company.
 .    Reinforce strategic performance objectives through the use of incentive compensation programs.
 .    Create a mutuality of interest between executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.
 .    Compensation has been and will continue to be tax deductible.

The Committee's approach to base compensation is to offer competitive salaries in comparison with market practices. The Committee annually examines market compensation levels and trends observed in the labor market. Market information is used as a frame of reference for annual salary adjustments and starting salaries. The Committee makes salary decisions in an annual review with input from the CEO. This annual review considers the decision-making responsibilities of each position and the experience, work performance, and team-building skills of position incumbents.

For executive officers and the four highest paid executives, bonus consideration is given to overall corporate or regional performance and is calculated at 3% of the yearly increase in after tax net income. This balance supports the accomplishment of overall objectives and rewards individual contributions by our executive officers. Individual annual bonus level targets are consistent with market practices for positions with comparable decision-making responsibilities.

ACT Teleconferencing, Inc. has several stock option plans which are used by the Committee for long-term executive officer compensation. The total of targeted or projected values of long-term awards at the date of grant is set considering observed market practices for similar positions, term of employment, and individual performance.

The committee is comprised of the following members:

James F. Seifert, Chair
Ronald J. Bach, Member
Donald L. Sturtevant, Member

Key employee insurance

We maintain a key-employee life insurance policy on the lives of all of our senior executives in amounts ranging from $500,000 to $1.8 million; the major portion of proceeds are payable to us with an amount payable to the executive's estate. Our United Kingdom subsidiary holds an additional life insurance policy on the life of David L. Holden, the European Regional Managing Director, in the amount of (UK Pounds) 1,090,000, payable to the subsidiary. The intended purpose of these policies is to assist us in replacing these executives and in making other adjustments in operations if they die.

Key employee agreements

Our board adopted executive agreements with Gerald D. Van Eeckhout, Gene Warren, and Gavin J. Thomson as of April 1, 1999, and amended on July 26, 1999. If any person that is not our affiliate takes control of us, the takeover triggers the effective date of the executive agreements. Each executive agreement provides that the executive is entitled to a three-year employment agreement commencing on the effective date at the executive's regular salary and bonus. If the executive is dismissed without cause or leaves for good reason as defined under the agreement, the executive is entitled to three years' salary and a bonus that is determined according to the board of directors' bonus policy. Our board of directors has determined that the average compensation of these executives historically has been less than the compensation received for comparable responsibilities in other companies. Accordingly, our board has decided that actual compensation under these executive agreements may exceed limitations the Internal Revenue Code imposes on "parachute payments" if the compensation is triggered before April 1, 2002, and, therefore, these payments may not be fully deductible and to the extent they are not fully deductible, there will be a 20% excise tax. If the compensation is triggered on or after April 1, 2002, the amount will be limited to three times the average total compensation for each person over the preceding five years in accordance with Section 280G of the Code, will be deductible, and will not be subject to 20% excise tax.

One of our founders, Gerald D. Van Eeckhout, also has executed a five-year employment agreement dated July 1, 1999, at a salary and bonus no less than the amount in effect upon execution of the agreement, which includes covenants prohibiting competition with us following the termination of his employment. This employment agreement ensures that the services of Mr. Van Eeckhout will be available to us, as the Board of Directors may determine, and will prohibit Mr. Van Eeckhout from engaging in activities on behalf of a competitor for two years following termination of his employment. The Personnel and Compensation Committee of the Board of Directors annually reviews compensation under his agreement and includes medical insurance and other benefits available to employees generally. If a change in control occurs, as defined in the executive agreement, Mr. Van Eeckhout's executive agreement will prevail over the terms of his employment agreement, except that his benefits and spousal benefits for his wife, Carolyn R. Van Eeckhout, including medical coverage, will continue for the balance of the five year term, and he will receive a minimum of two years compensation under the employment agreement.

Our United Kingdom subsidiary has a service agreement with its managing director, David L. Holden, which expires on December 31, 2005 or upon six months written notice by either the employer or employee. Under this agreement with effect from January 1, 2001, Mr. Holden receives a minimum base salary, currently (pound)75,000 (US $115,000) per year, and a performance-related bonus as the subsidiary's board may determine from time to time.

Performance Graph

The following graph compares total shareholder return on our Common Stock since April 17, 1996, the date of our initial public offering, to the Nasdaq Composite Index (U.S. and foreign companies) and the Nasdaq Telecommunications Index. The graph assumes that $100 was invested in our stock at the initial offering price of $3.00 and that the same amount was invested in the Nasdaq Composite Index and the Nasdaq Telecommunications Index. The closing price for our stock on April 17, 1996 was $3.00. Our closing stock price on December 29, 2000, the last trading day of our 2000 fiscal year, was $7.13.

Comparison of Cumulative Total Return on Investment

                                    [GRAPH]

----------------------------------------------------------------------------------------------
                                    ACT                     NASDAQ
                            Teleconferencing, Inc.    Telecommunications      NASDAQ Index
                                   (ACTT)                  (NASDAQ - T)       (NASDAQ - I)
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
April 17, 1996                             100.00                 100.00            100.00
----------------------------------------------------------------------------------------------
December 31, 1996                          119.79                 102.30            107.16
----------------------------------------------------------------------------------------------
December 31, 1997                          204.17                 149.32            131.08
----------------------------------------------------------------------------------------------
December 31, 1998                          175.00                 247.13            184.88
----------------------------------------------------------------------------------------------
December 31, 1999                          266.67                 440.92            326.07
----------------------------------------------------------------------------------------------
December 29, 2000                          237.50                 187.79            204.95
----------------------------------------------------------------------------------------------

               PROPOSAL 2: AMENDMENT TO THE 2000 STOCK OPTION PLAN

In 1991 we adopted our Stock Option Plan of 1991, which authorized the grant of options on 400,000 shares of our common stock. In 1996 we adopted the Stock Option Plan of 1996, authorizing another 400,000 options which was later amended to 800,000 options. In 2000 we adopted the Stock Option Plan of 2000, authorizing another 200,000 options. The majority of options in the plans will be granted by the year end. To continue to provide our personnel, outside directors, advisors, or consultants with incentives to provide us with their maximum effort, our board recommends the amendment of the Stock Option Plan of 2000 (the "2000 Plan"), which will authorize the grant of an additional 200,000 options. The 2000 Plan will also assist us in attracting and retaining the most qualified personnel.

The following discussion summarizes and describes the features of the 2000 Plan, but you should carefully read the entire 2000 Plan that is attached to this proxy statement.

Administration and terms

A committee of two or more directors that our board of directors will appoint will administer the 2000 Plan. If the board does not appoint a committee to administer this 2000 Plan, then the board will constitute the committee. The personnel and compensation committee of the board of directors currently serves as the committee that administers the 2000 Plan, all of whose members are "disinterested directors" for purposes of Exchange Act Rule 16b-3 and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). The committee has the exclusive power to make awards under the 2000 Plan, to determine when and to whom awards will be granted, and the form, amount, and other terms and conditions of each award. The committee may delegate all or part of its responsibilities under the 2000 Plan to our chief executive officer for granting and administering awards granted to persons other than persons who are then subject to the reporting requirements of Section 16 of the Exchange Act. The 2000 Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards.

All our employees and employees of our affiliates are eligible to receive awards under the 2000 Plan at the discretion of the committee. The committee may also grant awards other than incentive stock options to individuals who are not employees or outside directors but who provide services to us or our affiliates as an advisor or consultant. We currently have approximately 300 employees eligible to receive awards under the 2000 Plan.
The types of awards that may be granted under the 2000 Plan include incentive and non-statutory stock options.

Stock options may be granted to recipients at exercise prices with expiration dates as the committee may determine. The exercise price of incentive stock options may not be less than fair market value on the date the option is granted, and the exercise price of a non-statutory stock options may not be less than 85% of fair market value. An incentive stock option shall not be exercisable more than ten years after the date of grant.

The purchase price payable upon exercise of options may be payable in cash, through a reduction of the number of shares of common stock delivered to the participant upon exercise of the option, by the shareholder's delivery of unencumbered stock the participant already owns, a combination of cash and stock, or as provided in the applicable award agreement.

The employee may exercise the options only during his or her employment and, under specified circumstances, for three months after termination of employment. If the employee becomes disabled or dies, the individual or his or her legal representative has one year after termination of employment or death, or until the expiration date of the options, whichever is earlier, to exercise the options.

The 2000 Plan will remain in effect until all stock under the 2000 plan is distributed or all awards have expired or lapsed, whichever occurs later, or the 2000 Plan is terminated. The number of shares purchasable and the exercise price may be adjusted under antidilution provisions upon the occurrence of specified fundamental changes such as stock dividends, stock splits, or other relevant change in our capital structure.

Summary of Federal Income Tax Consequences

Incentive Stock Options. A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time an incentive stock option is granted under the 2000 Plan. If statutory employment and holding period conditions are satisfied before the recipient disposes of shares of our common stock acquired by the exercise of an option, then no taxable income will result upon the exercise of the option, and we will not be entitled to any deduction in connection with the exercise. Upon disposition of the shares of our common stock after expiration of the statutory holding periods, any gain or loss a recipient will realize will be a capital gain or loss. We will not be entitled to a deduction with respect to a recipient's disposition of the shares of our common stock after the expiration of the statutory holding periods.

Except in the event of death, if a recipient disposes of shares of our common stock acquired upon the exercise of an incentive stock option before the expiration of the statutory holding periods (a "disqualifying disposition"), the recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on the disposition, equal to the difference between the exercise price and the fair market value of the shares of our common stock on the date of exercise of the option. We will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss. If the recipient pays the option price with shares of our common stock that were originally acquired by the exercise of an incentive stock option and the statutory holding periods for the shares of our common stock have not been met, the recipient will be treated as having made a disqualifying disposition of the shares of our common stock, and the tax consequences of the disqualifying disposition will be as described above.

The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-statutory stock option, the tax consequences of which are discussed below.

Non-statutory Stock Options. A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time a non- statutory stock option is granted under the 2000 Plan. At the time of exercise of a non-statutory stock option, the recipient will realize ordinary income, and we will be entitled to a deduction equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares of our common stock, any additional gain or loss the recipient realizes will be taxed as a capital gain or loss.

                  THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE
                     AMENDMENT TO THE 2000 STOCK OPTION PLAN
                      AS DISCUSSED IN THIS PROXY STATEMENT.

         PROPOSAL 3: AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN

In order to further promote interest in the Company and to encourage stock ownership by employees, the Company adopted the Employee Stock Purchase Plan in 1998.

The purpose of the amendment is to continue to provide employees with an opportunity to acquire a proprietary interest in the Company through the purchase of its Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company.

Under the Employee Stock Purchase Plan, a maximum of 100,000 shares of Common Stock are available for purchase by eligible employees. On current trends, nearly all of the 100,000 shares in the Plan may be purchased by the end of 2001. In order to continue to provide incentives to officers and employees provided by stock purchase plan, the Board has recommended amending the 1998 Plan to increase the shares available for purchase by an additional 200,000 shares. Thus, if this Proposal is approved by the shareholders, the 1998 Employee Stock Purchase Plan will be amended to reflect total available shares of 300,000. All other terms of the Plan will remain the same.

Purpose of Plan. The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide employees with an opportunity to acquire a proprietary interest in the Company through the purchase of its common stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended, and shall be interpreted and administered in a manner consistent with such intent.

Scope of the Plan. Shares of common stock may be sold by the Company to eligible employees commencing July 1, 1998, as hereinafter provided, but not more than 100,000 shares of Common Stock shall be sold to eligible employees pursuant to this Plan. All sales of common stock pursuant to this Plan shall be subject to the same terms, conditions, rights and privileges. The shares of common stock delivered by the Company pursuant to this Plan may have the status of any combination of authorized but unissued shares, newly issued shares, or treasury shares.

Amount of Common Stock Each Eligible Employee May Purchase. The purchase price of each share of common stock sold pursuant to this Plan will be the lesser of 85% of the fair market value of such share on the first day of the purchase period or 85% of the fair market value of such share on the last day of the purchase period.

Date of Plan. This Plan shall be effective May 14, 1998, for the offering commencing July 1, 1998, and ending December 31, 1998 and continuing on a semi-annual basis thereafter. All rights of participants in any offering hereunder shall terminate on the earlier of (i) the day that participants become entitled to purchase a number of shares of common stock equal to or greater than the number of shares remaining available for purchase or (ii) at any time, at the discretion of the Board of Directors, after 30 days' notice has been given to all participants. Upon termination of this Plan, shares of common stock shall be issued to participants in accordance with Section 10, and cash, if any, remaining in the participants' record keeping accounts shall be refunded to them, as if the Plan were terminated at the end of a purchase period.

Registration Statement. The Company will file a registration statement on Form S-8 with respect to the shares issued through the plan.

                  THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE
                  AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE
                   PLAN AS DISCUSSED IN THIS PROXY STATEMENT.

                  PROPOSAL 4: SELECTION OF INDEPENDENT AUDITORS

Upon recommendation of our Audit Committee, our Board has selected Ernst & Young LLP, certified public accountants, as independent auditors for the fiscal year ending December 31, 2001. That firm has acted as our independent auditors for the past four years and the board considers it highly qualified. Fees for the last fiscal year were annual audit $156,000, audit related services $84,000, and all other non-audit services of $45,000. Ernst & Young LLP billed no fees for financial information systems design and implementation. Our Board of Directors wishes to submit the selection of Ernst & Young LLP for shareholders' approval at the meeting. If the shareholders do not give approval, the board will reconsider its selection.

A representative from Ernst & Young LLP is expected to be available at the annual shareholders meeting and will have an opportunity to make a statement if the representative so desires. The representative is expected to be available to respond to appropriate questions.

                  THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE
              RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                 AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2001.

                        PROPOSAL 5: OTHER PROPER BUSINESS

As of the date of this proxy statement, the Board of Directors is not informed of any other matters, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgement.


By Order of the Board of Directors,



Gavin Thomson
Secretary/Treasurer
Dated April 30, 2001

APPENDIX A

Audit Committee Charter

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

 .    The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company including matters in the written disclosures required by the Independence Standards Board and shall consider the compatibility of non-audit services with the auditors' independence. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

 .    The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

 .    The committee shall review the interim financial statements with management and the independent auditors prior to filing the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purpose of this review.

 .    The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgement about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

 .    The Committee prepares a report summarizing its communications and other audit related matters with the independent auditors which is included in the annual proxy statement.

                                     PROXY
                                     -----

ACT Teleconferencing, Inc.

                         Annual Meeting of Shareholders
                                  June 28, 2001

This proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of ACT Teleconferencing, Inc. acknowledges receipt of the notice of annual meeting and proxy statement, each dated May 7, 2001, and appoints James F. Seifert and Gavin J. Thomson as proxies and attorney- in-fact, each with the full power of substitution, on behalf and in the name of the undersigned, to vote all the shares of Common Stock, no par value, of ACT Teleconferencing, Inc., the undersigned holds of record as of April 30, 2001, at the annual meeting of shareholders to be held on June 28, 2001 at ACT Teleconferencing, Inc., 1658 Cole Boulevard, Suite 130, Golden, Colorado, 80401, United States, and at any postponement or adjournment of the annual meeting.

Any shareholder completing this proxy that fails to mark one of the boxes for the proposal will be deemed to have given the proxy holders complete discretion in voting his, her, or its shares on the proposal at the annual meeting. If no mark is made, this proxy will be voted FOR each proposal. If a box is marked, your shares shall be voted according to your instructions.

The Board of Directors recommends a vote FOR each of the directors listed below and a vote FOR the other proposals.

A. Election of Ronald J. Bach as a class I director to serve until the 2004 annual meeting of shareholders or until his successor is elected and qualified.

[_] For [_] Withhold Authority

B. Election of Gerald D. Van Eeckhout as a class I director to serve until the 2004 annual meeting of shareholders or until his successor is elected and qualified.

[_] For [_] Withhold Authority

C. Amendment of the 2000 Stock Option Plan.

[_] For [_] Against [_] Abstain

D. Amendment of the 1998 Employee Stock Purchase Plan.

[_] For [_] Against [_] Abstain

E. Ratification of the appointment of Ernst & Young LLP as our independent accountants for the year ending December 31, 2001.

[_] For [_] Against [_] Abstain

F. In their discretion, the proxies are authorized to vote upon any other business as may properly come before the annual meeting and any postponement or adjournment of the annual meeting.

[_] For [_] Against [_] Abstain

Please sign exactly as your name appears on your stock certificate. If joint tenants hold the shares, both should sign personally. When signing as attorney-in-fact, executor, administrator, trustee, guardian, or another fiduciary capacity, please give your full title. If signing on behalf of a corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person. Date Signed:
____________, 2001


         ---------------------------------------------------------------
                             Number of Shares Owned


         ---------------------------------------------------------------
                         Print Name(s) of shareholder(s)


         ---------------------------------------------------------------
                     Signature (all joint tenants must sign)


         ---------------------------------------------------------------
                    Signature of joint tenant (if applicable)


         ---------------------------------------------------------------
                              Title (if applicable)